Exhibit 99.1

InspireMD Reports Third Quarter 2025 Financial Results

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Successful initial CGuard Prime U.S. commercial launch drives record quarterly revenue

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Miami, FL — November 4, 2025 – InspireMD, Inc. (Nasdaq: NSPR) (“InspireMD” or the “Company”), developer of the CGuard® Prime carotid stent system for the prevention of stroke, today announced financial and operating results for the third quarter and nine months ended September 30, 2025.

Recent Business Highlights:

●	Initiated U.S. commercial launch of the CGuard Prime carotid stent system
●	Completed over 100 U.S. carotid procedures across leading hospitals
●	Strengthened leadership team with the appointment of Peter A. Soukas, M.D., as Chief Medical Officer
●	Appointed Dan Dearen to the Board of Directors as audit committee chairman bringing valuable experience to InspireMD

Marvin Slosman, CEO of InspireMD, commented: “Our business demonstrated strong growth across all geographies in the third quarter of 2025. Over the last few months, our team executed our planned U.S. commercial launch of our CGuard Prime carotid stent system, which delivered measurable revenue in our initial commercial quarter in the United States. We continue to see strong demand for our solutions globally, validating our mission as we work to transform the carotid intervention market with a stent first approach.”

“Further, with the addition of $58 million in gross proceeds to our balance sheet, as announced in July, we are able to continue adding top-tier talent and executing our commercial rollout with intention, purpose, and stamina. We are entering a new era of growth, and I am confident that this team and technology can deliver immense value over the years ahead.”

Financial Results for the Third Quarter Ended September 30, 2025

For the third quarter of 2025, total revenue increased by 39%, to $2.5 million as compared to $1.8 million during the same period of last year.

U.S. revenue for the third quarter was $497,000 and international revenue was $2.0 million. This increase was predominantly attributable to CGuard Prime revenue in the U.S., increased penetration of international markets with CGuard, and the favorable impact of changes in foreign exchange rates.

Gross profit (revenue less cost of revenues) for the third quarter of 2025 was $864,000 an increase of $450,000 compared to $414,000 for the third quarter of 2024. This increase in gross profit resulted from an increase in revenue and a favorable shift in sales mix towards higher margin revenue from the Company’s U.S. commercial launch, partially offset by higher production variances and training costs.

Total operating expenses for the third quarter of 2025 were $13.9 million an increase of 57% compared to $8.9 million for the third quarter of 2024. This increase was primarily due to increases in headcount-related expenses as the Company continued to expand its U.S. personnel, particularly its commercial team, to drive the U.S. commercial launch of CGuard Prime. A second driver of the increase in operating expenses was occupancy and related infrastructure expense related to the establishment of the Company’s U.S. headquarters.

Financial income, net for the third quarter of 2025 was $343,000, a decrease of 40% compared to financial income of $572,000 for the third quarter of 2024. This decrease was primarily due to a $118,000 decrease in financial income from investments in marketable securities and money market funds and a $104,000 increase in financial expenses related to changes in exchange rates.

Net loss for the third quarter of 2025 was $12.7 million or $0.17 per basic and diluted share, compared to a net loss of $7.9 million or $0.16 per basic and diluted share, for the same period in 2024.

As of September 30, 2025, cash and cash equivalents and marketable securities were $63.4 million compared to $34.6 million as of December 31, 2024.

Conference Call and Webcast Details

Management will host a conference call at 8:30 am ET today, November 4th, to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

Tuesday, November 4th at 8:30 a.m. ET

Domestic:	1-800-579-2543
International:	1-785-424-1789
Conference ID:	IMD3Q25
Webcast:	Webcast Link – Click Here

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet ™ mesh technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on Nasdaq under the ticker symbol NSPR. We routinely post information that may be important to investors on the Company’s website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding future events, future financial performance, strategies, expectations, competitive environment and regulation. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with the Company’s history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of its liquidity to pursue its complete business objectives, and substantial doubt regarding its ability to continue as a going concern; the Company’s need to raise additional capital to meet its business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; the clinical development, commercialization and market acceptance of the Company’s products; whether the clinical trial results for the Company’s products will be predictive of real-world results; an inability to secure and maintain regulatory approvals for the sale of the Company’s products; negative clinical trial results or lengthy product delays in key markets; the Company’s ability to maintain compliance with the Nasdaq listing standards; the Company’s ability to generate significant revenues from its products; estimates of the Company’s expenses, future revenues, capital requirements and its needs for and ability to access sufficient additional financing, including any unexpected costs or delays in the ongoing commercial launch of its products; the Company’s dependence on a single manufacturing facility and its ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from the Company’s current and planned clinical trials may not be sufficient to demonstrate that its technology is an attractive alternative to other procedures and products; intense competition in the Company’s industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than it does; entry of new competitors and products and potential technological obsolescence of the Company’s products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with the Company’s research and products and potential product liability claims; product malfunctions; price increases for supplies and components; whether access to the Company’s products is achieved in a commercially viable manner and whether its products receive adequate reimbursement by governmental and other third-party payers; the Company’s efforts to successfully obtain and maintain intellectual property protection covering its products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that the Company conducts business in multiple foreign jurisdictions, exposing it to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; security, political and economic instability in the Middle East that could harm the Company’s business, including due to the current security situation in Israel; current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk; and changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements and the impact of such policies on the Company, its customers and suppliers, and the global economic environment. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Webb Campbell

Gilmartin Group LLC

Webb@gilmartinir.com

investor-relations@inspiremd.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(Unaudited)

(U.S. dollars in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues	$2,523	$1,810	$5,830	$5,060
Cost of revenues	1,659	1,396	4,361	4,023

Gross Profit	864	414	1,469	1,037

Operating Expenses:
Research and development	3,635	3,915	11,528	9,941
Selling and marketing	4,392	1,472	11,314	4,154
General and administrative	5,888	3,489	16,157	11,078

Total operating expenses	13,915	8,876	38,999	25,173

Loss from operations	(13,051)	(8,462)	(37,530)	(24,136)

Financial income, net	343	572	505	1,305

Net Loss	$(12,708)	$(7,890)	$(37,025)	$(22,831)

Net loss per share – basic and diluted	$(0.17)	$(0.16)	$(0.64)	$(0.58)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES USED IN COMPUTING NET LOSS PER SHARE - basic and diluted	73,466,501	48,369,412	58,245,368	39,413,004

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(Unaudited)

(U.S. dollars in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$63,403	$18,916
Marketable securities	-	15,721
Accounts receivable:
Trade, net	1,961	1,572
Other	475	682
Prepaid expenses	945	1,060
Inventory	3,607	2,570

Total current assets	70,391	40,521

Non-current assets:
Long term deposit	438	426
Property, plant and equipment, net	3,403	2,371
Operating lease right of use assets	2,915	2,360
Funds in respect of employee rights upon retirement	1,325	1,129

Total non-current assets	8,081	6,286

Total assets	$78,472	$46,807

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(Unaudited)

(U.S. dollars in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accruals:
Trade	$1,753	$1,254
Other	9,063	6,424
Total current liabilities	10,816	7,678

Long-term liabilities:
Operating lease liabilities net of current maturities	2,367	1,796
Liability for employee rights upon retirement and others	1,175	1,247
Total long-term liabilities	3,542	3,043

Total liabilities	$14,358	$10,721

Equity:
Common stock, par value $0.0001 per share; 150,000,000 shares authorized at September 30, 2025, and December 31, 2024; 41,919,141 and 26,611,033 shares issued and outstanding on September 30, 2025, and December 31, 2024, respectively	4	3
Preferred C shares, par value $0.0001 per share; 1,172,000 shares authorized at September 30, 2025, and December 31, 2024; 1,718 shares issued and outstanding at September 30, 2025, and December 31, 2024, respectively	*	*
Additional paid-in capital	354,641	289,589
Accumulated deficit	(290,531)	(253,506)

Total equity	64,114	36,086

Total liabilities and equity	$78,472	$46,807

(1) All September 30, 2025, financial information is derived from the Company’s 2025 unaudited financial statements, as disclosed in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 10, 2025. All December 31, 2024, financial information is derived from the Company’s 2024 audited financial statements as disclosed in the Company’s Annual Report on Form 10-K, for the twelve months ended December 31, 2024, filed with the Securities and Exchange Commission on March 12, 2025.